N E W S B U L L E T I N RE:
POINT.360
2777 N. ONTARIO STREET
BURBANK, CA 91504
Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 858-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, March 8, 2007

POINT.360 PURCHASES THE ASSETS OF EDEN FX

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced that it had acquired the assets of Eden FX, a leading independent producer of visual effects for feature films, television programs and commercial advertising content.

Haig S. Bagerdjian, Point.360’s Chairman, President and Chief Executive Officer said: “Content creation across all media is in continual need of highly realistic, imaginative and intriguing visual effects. Due to the lower costs of digital content as compared to the costs of live production, more heightened ‘realism’ has been made possible by today’s highly skilled artists using sophisticated software. This offers producers of films, TV programs and commercials more production flexibility and time savings. Eden will give Point.360 another means by which to cement relations with our existing customers by significantly increasing our “from camera to customer” service offering, and adds Eden customers to our post production client portfolio.”

For the last several years, Eden FX has been one of the largest providers of visual effects for network and cable television shows, feature films and TV commercials. Among Eden’s TV credits are such shows as “Ghost Whisperer,” “Lost,” “24,” “The Office,” “Surface,” “Invasion,” “Six Feet Under” and the entire run of UPN’s “Star Trek: Enterprise.” Eden FX has provided visual effects for such feature films as “Superman Returns,” “The Last Mimzy”, “Idlewild” and “Hellboy.”

Formed in 2000 by visual effects and post-production notables John Gross and Mark Miller, Eden FX specializes in 3D animation, compositing, 3D matte painting, character animation and on-set supervision.

About Point.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion, video and film asset management and sophisticated computer graphics services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, convert, archive and ultimately distribute its clients’ film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360

Point.360’s interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company’s management relating to the planned focus on internal growth and acquisitions; and (iii) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. In addition to the factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth, even following the refocus of the Company on sales and streamlined operations; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.